Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of July 1995
Distribution Date of August 21, 1995

Original Pool Amount                     $424,879,281.80

Beginning Pool Balance                   $404,629,494.13
Beginning Pool Factor                          0.9523399

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $16,278,066.58
  Interest Collected                       $3,709,307.88

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries                  $0.00
Total Additional Deposits                          $0.00

Repos/Chargeoffs                             $314,425.55
Aggregate Number of Notes Charged Off  0

Total Available Funds                     $19,987,374.46

Ending Pool Balance                      $388,037,002.00
Ending Pool Factor                             0.9132877

Servicing Fee                                $337,191.25

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance                       $24,390,347.87
  Target Percentage                                 6.00%
  Target Balance                          $23,282,220.12
  Minimum Balance                          $8,922,464.92
  (Release)/Deposit                       $(1,108,127.75)
  Ending Balance                          $23,282,220.12

                                Dollars   Notes
Delinquencies:
  Installments:
     1-30 days              1,700,492.89  1,248
    31-60 days                193,682.66    170
    60+ days                   22,666.03     25

    Total                   1,916,841.58  1,250

  Balances:
    60+ days                  645,543.16     25

Memo Item - Reserve Account
  Prior Month             $24,277,769.65
  + Invest. Income            112,578.22
  - Transfer to Collections Account 0.00
    Beginning Balance     $24,390,347.87

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of July 1995

                                                         NOTES
                                TOTAL           CLASS A-1      CLASS A-2  CERTIFICATES
Original
 Pool Amount Dist.:      $424,879,281.80    $80,000,000.00$330,000,000.00$14,879,281.80
 Distribution Percentages                           100.00%          0.00%        0.00%
 Coupon                                              5.900%         6.550%       6.850%

Beginning Pool Balance   $404,629,494.13
Ending Pool Balance      $388,037,002.00
Collected Principal       $16,278,066.58
Collected Interest         $3,709,307.88
Charge-Offs                  $314,425.55
Liquidation Proceeds/Recoveries    $0.00
Servicing                    $337,191.25
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service      $19,650,183.21

Beginning Balance        $404,629,494.13    $59,750,212.33$330,000,000.00$14,879,281.80

Interest Due               $2,179,957.78       $293,771.88  $1,801,250.00  $84,935.90
Interest Paid              $2,179,957.78       $293,771.88  $1,801,250.00  $84,935.90
Principal Due             $16,592,492.13    $16,592,492.13          $0.00       $0.00
Principal Paid            $16,592,492.13    $16,592,492.13          $0.00       $0.00

Ending Balance           $388,037,002.00    $43,157,720.20$330,000,000.00$14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.5394715025   1.0000000000 1.0000000000

Total Distributions       $18,772,449.91    $16,886,264.01  $1,801,250.00  $84,935.90

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $877,733.30

Beginning Reserve Account Balance$24,390,347.87
(Release)/Draw            $(1,108,127.75)
Ending Reserve Account Balance$23,282,220.12

Memo Item - Advances:
 Servicer Advances - Current Month$180,409.17
 Total Outstanding Servicer Advances$2,251,511.59

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of July 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                           May 1995       Jun 1995       Jul 1995       Aug 1995       Sep 1995
Beg. Pool Balance      $424,879,281.80$414,608,188.83$404,629,494.13

A) Loss Trigger:
Principal of Contracts
  Charged off               $64,933.51    $132,102.43    $314,425.55
Recoveries                       $0.00          $0.00          $0.00

Total Charged off
  (Months 5,4,3)           $511,461.49
Total Recoveries
  (Months 3,2,1)                  0.00
Net Loss/(Recoveries)
  for 3 Mos.               $511,461.49(a)

Total Balance
  (Months 5,4,3)     $1,244,116,964.76(b)

Loss Ratio [(a/b)(12)]       0.4933%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days               $241,605.37    $729,401.53    $645,543.16
  As % of Beginning
    Pool Balance            0.05686%       0.17593%       0.15954%
  Three Month Average       0.05686%       0.11639%       0.13078%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer